Exhibit 99.1

Contacts:

Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Names Carbonite’s Mohamad Ali to Board of Directors

Carbonite CEO Brings Wealth of Technology and Strategy Experience

BEDFORD, Mass., August 21, 2015 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced the addition of Mohamad Ali, president and chief executive officer of Carbonite, Inc., to its board of directors.

Ali became president, chief executive officer and director of Carbonite upon joining the company in 2014. Since then, Ali has successfully led the company’s continued growth, serving the ever-evolving technology needs of small and mid-size businesses and consumers. Boston-based Carbonite (NASDAQ: CARB) provides cloud and hybrid backup and recovery solutions for home and business.

Previously, Ali served as chief strategy officer at Hewlett-Packard and president of Avaya Global Services. He also served in senior leadership roles at IBM, where he acquired numerous companies to build IBM’s analytics and big data business. In addition to Carbonite, Ali serves on the boards of directors of City National Bank (NYSE:CYN), Oxfam America and the Massachusetts Technology Leadership Council. He was named to Boston Business Journal’s 2008 “40 Under 40” list, and recognized by Massachusetts High Tech magazine as a 2011 All-Star.

“Mohamad’s compelling track record of leadership, operating expertise and industry vision, across companies big and small, makes him an excellent addition to our board,” said Colin Angle, chairman and chief executive officer of iRobot. “His experience with software, and in particular cloud infrastructure and data analytics, is important as iRobot looks to advance development efforts in mapping and other areas that will give our robots a richer understanding of their environment.”

“As a company that is already leading the way in leveraging the cloud and analytics to develop new robotic technologies across multiple markets, I am excited to be joining the board of directors at iRobot,” said Mr. Ali. “I look forward to working with iRobot’s leadership team to explore strategic ways to bring these exciting R&D efforts to market.”

About iRobot Corp.

iRobot designs and builds robots that empower people to do more. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corporation’s expectations concerning product delivery and product performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com